SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
February 14, 2011

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-25487	88-0409159
(State of incorporation)	(Commission File Number)	(IRS Employer
Identification No.)

New Agriculture Development Park
Daquan Village, Tonghua County, Jilin Province, P.R. China	134115
(Address of principal executive offices)	(Zip Code)

011-86-435-5211803
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant's Certifying Accountant.

(b) Engagement of Principal Accountant

1.    On February 14, 2011, the Company engaged Acquavella, Chiarelli, Shuster, Berkower & Co. LLP, as its registered independent public accountants for the fiscal year ended December 31, 2010. The decision to engage Acquavella, Chiarelli, Shuster, Berkower & Co. LLP was approved by the Board of Directors of the Company on February 14, 2011.

2.  During the Company's two most recent fiscal years ended December 31, 2010 and 2009 and through the date of this Current Report, the Company did not consult with Acquavella, Chiarelli, Shuster, Berkower & Co. LLP on (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that may be rendered on the Company's financial statements, and Acquavella, Chiarelli, Shuster, Berkower & Co. LLP did not provide either a written report or oral advice to the Company that Acquavella, Chiarelli, Shuster, Berkower & Co. LLP  concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; or (ii) the subject of any disagreement, as defined in Item 304 (a)(1)(iv) of  Regulation S-K and the related instructions, or a reportable event within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 14, 2011

BIOPHARM ASIA, INC.

By:	/s/ Chun Rong Xiong
Chun Rong Xiong Chief Financial Officer